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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 3 to Form S-4 No. 333-156035) and related joint proxy statement/prospectus of Inovio Biomedical Corporation and to the inclusion therein of our report dated March 27, 2009, with respect to the consolidated financial statements of Inovio Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California April 24, 2009

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  Exhibit 23.3